Exhibit 10.1

ADVISORY BOARD AGREEMENT

This Advisor Board Agreement (the “Agreement”) is by and between the undersigned company (the “Company”) and the undersigned advisor (the “Advisor”), effective as of the latest date set forth on the signature page (the “Effective Date”). This Advisory Board is a non-executive board and its participants shall not be subject to any of the regulations under Section 16 of the Securities Act.

1. Services. The Advisor will advise the Company on certain matters described on Exhibit A (the “Services”). The parties acknowledge and agree that the Services are outside the usual course of the Company’s business, that Advisor is customarily engaged in an independently established trade, occupation, or business of the same nature as the Services, and that the Company will not control the manner or means in which Advisor performs the Services.

2. Compensation. The Company agrees to provide to Advisor the compensation set forth on Exhibit A for the Services.

3. Term and Termination. This Agreement will begin on the Effective Date and continue until the end of any term described on Exhibit A (as may be extended), if any term is described on Exhibit A, or when earlier terminated by either party with five days of prior written notice. Upon termination of this Agreement, all rights and duties of the parties shall cease except that the Company must pay any amounts owed to Advisor for unpaid completed Services, and the provisions of Section 5 (Confidentiality), Section 6 (Ownership), Section 8 (Independent Contractor) and Section 9 (Miscellaneous) will survive.

4. Conflicts of Interest. Advisor represents that Advisor’s compliance with this Agreement and provision of the Services will not violate any duty that Advisor may have to a third party (such as a present or former employer). Advisor agrees to promptly notify the senior-most officer of the Company in writing of any potential conflict that arises, including Advisor’s engagement to provide services to any competitor of the Company. It is understood that in the event of an actual or potential conflict, the Company will review whether Advisor’s other activities are consistent with Advisor continuing to serve as an advisor to the Company. Advisor agrees not to use the funding, resources, facilities or time of any third party to provide the Services, or perform the Services in a manner that would give any third party rights to any intellectual property or other product of such work. Any products, technology, information, contacts or other intellectual property of the Advisor shall remain in the ownership of the Advisor and the Company shall have no rights to these items.

5. Confidentiality.

5.1 Definition of Confidential Information. “Confidential Information” means any Company information directly or indirectly disclosed by the Company to Advisor that is identified as confidential or which would appear to a reasonable person to be confidential, whether disclosed before or after the date of this Agreement, and whether disclosed in writing, orally, or by inspection of tangible objects. Confidential Information includes, but is not limited to, information relating to the Company’s finances, technology and operations, such as financial projections, customer lists, business forecasts, and source code. Confidential Information does not include information that: (i) is in the possession of Advisor at the time of disclosure without confidentiality obligations, as shown by Advisor’s files and records immediately prior to the time of disclosure; or (ii) becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of Advisor.

5.2 Disclosure and Use. Advisor agrees not to use any Confidential Information for Advisor’s own use or for any purpose other than to perform the Services. Advisor agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company to any other person or entity. Notwithstanding the foregoing, Advisor may disclose Confidential Information with the prior written approval of the Company or pursuant to the order or requirement of a court, administrative agency or other governmental body.

5.3 Return of Materials; Survival. Upon termination of this Agreement or Company’s request, the Advisor will promptly return to the Company all materials in Advisor’s possession containing Confidential Information, as well as data, records, reports and any other property furnished by the Company to the Advisor or produced by the Advisor in connection with the Services, or copies thereof.

6. Ownership.

6.1 Advisor agrees that all notes, records, drawings, designs, software, inventions, improvements, developments, discoveries, trade secrets and other similar materials that Advisor conceives, discovers, develops or reduces to practice, solely or jointly with others that relate to the business or technology of the Company or that have been created in the course of performing the Services, as well as any copyrights, patents or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Advisor also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions.

6.2 Advisor agrees to assist Company, or its designee, at the Company’s request and expense, in every proper way to secure the Company’s worldwide rights in Inventions, including by disclosing all pertinent information regarding Inventions, executing all instruments that the Company may deem necessary to apply for and obtain such rights and to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions. This obligation shall continue after the termination of this Agreement.

6.3 Advisor will not incorporate any materials owned by any third party into any Invention without Company’s prior written permission. Advisor will inform Company in writing prior to incorporating any materials s/he owns into any Invention. Advisor hereby grants Company a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to reproduce, distribute, perform, display, create derivative works of, make, have made, modify, use, sell and otherwise exploit such materials as part of or in connection with such Invention, without restriction.

6.4 If the Company is unable to secure Advisor’s signature for the purpose of applying for or pursuing any application for any registrations covering the Inventions assigned to the Company in Section 6.1 above, then Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Advisor’s agent and attorney-in-fact, to act for and on Advisor’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations.

7. No Conflict. The Advisor represents that neither the execution of this Agreement nor the performance of the Advisor’s obligations under this Agreement will result in a violation or breach of any other agreement by which the Advisor is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

8. Independent Contractor. The Advisor will at all times be an independent contractor, and as such will not have authority to bind the Company. The Advisor will not act as an agent or be deemed to be an employee of the Company for any purpose, and Advisor will not be eligible for any Company-sponsored employee benefit program. For example, the Advisor shall have no right to receive paid vacation, sick leave, medical insurance, 401k participation, a personal computer, mobile phone or other electronic device, an email address, or any other benefit of Company employment. Advisor must pay all self-employment and other taxes on the income received from the Company hereunder. As previously noted the Advisor shall not be subject to the provisions of Section 16 of the Securities Act ( https://www.investopedia.com/terms/s/section-16.asp#:~:text=According%20to%20Section%2016%2C%20anyone,statements%20required%20by%20Section%2016 ).

9. Miscellaneous. This Agreement (together with its Exhibit) is the sole agreement and understanding between the Company and Advisor concerning its subject matter, and it supersedes all prior agreements and understandings with respect to such matters. Any required notice shall be given in writing at the physical or e-mail address of each party on its signature page hereto, or to such other address as either party may substitute by written notice to the other. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Advisor without the prior written consent of the Company. The Company may assign this Agreement to an entity that succeeds to substantially all of the business or assets of the Company. This Agreement may only be amended or modified by a writing signed by both parties. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Company or Advisor.

10. Protected Activity Not Prohibited. Nothing in this Agreement shall in any way prohibit Advisor from engaging in filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, or otherwise disclosing information about unlawful conduct to relevant authorities to the extent required by or protected by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of

______________, 20__.

COMPANY:	ADVISOR:

By:	By:

Signature:	Signature:

Name:	Name:

Title:	Title:

Address:	Address :

E-mail:	E-mail:

[Signature Page to Advisor Agreement]

EXHIBIT A

SERVICES AND COMPENSATION

1.         Services. Advisor will render to Company the following Services:

●

Serve as an expert advisor, including: meet with Company management, employees, consultants and other advisory board members, review goals of the Company and help develop strategies to achieve them, provide advice regarding the Company’s business model, timely respond to e-mail messages and phone calls, facilitate introductions to potential partners, prospects and other relevant contacts and speak with prospective or current investors to validate the Company’s strategy[, as well as attend a minimum of four (4) Company advisory board meetings per year at such times and locations as the Company requests]; and

●	otherwise collaborate and provide advice and assistance to the Company per mutual agreement.

2.         Compensation.

●

Company shall pay Advisor through the issuance of restricted common stock in the Company. For the term of twelve (12) months the consideration shall be $60,000 of stock. The price per share shall be determined by the Company at the time of the issuance.

●

Company shall reimburse Advisor for all reasonable travel expenses incurred by Advisor that are pre-approved by the Company. Advisor shall submit to the Company all statements for such expenses [and Services performed] on a monthly basis in a form acceptable to the Company, and the Company shall remit payment within 30 days.

3.          Term. Subject to earlier termination pursuant to Section 3 of this Agreement, the term of this Agreement shall be for twelve months, one (1) year following the Effective Date, unless extended by mutual agreement in writing between the Company and the Advisor.